UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 15, 2003

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5. Other Events and Regulation FD Disclosure

On October 15, 2003, Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the trust preferred securities) the holding company for Southern Community Bank and Trust announced that effective October 1, 2003 Southeastern Acceptance Corporation, a consumer finance company specializing in automobile loans, owned by Southern Community Bank and Trust, ceased operations as a subsidiary of Southern Community. The name Southeastern Acceptance Corporation has been sold to the subsidiary President, Wil Pulliam and Southern Community has entered into a loan servicing agreement with him.

As a result of this sale, Southern Community’s existing portfolio of loans, which totaled $11.9 million as of September 30, 2003, will be serviced by Mr. Pulliam’s new company. Southern Community will originate no new auto loans similar to those generated by Southeastern Acceptance Corporation and the existing portfolio will be allowed to run off. Southern Community recorded no loss on this transaction.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

Exhibit 99:    Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ F. Scott Bauer

F. Scott Bauer
Chairman, President and Chief Executive Officer

Date: October 15, 2003